EXHIBIT 2.5

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                      IN THE UNITED STATES BANKRUPTCY COURT
                       FOR THE NORTHERN DISTRICT OF TEXAS
                                 DALLAS DIVISION



IN RE:                               ss.   Case No. 00-30768-BJH-11 through
                                     ss.   Case No. 00-30773-BJH-11
HOSPITALITY COMPANIES, INC.,         ss.
et al.,                              ss.   Jointly Administered Under
                                     ss.   Case No. 00-30768-BJH-11
                Debtors.             ss.   (Chapter 11)
                                     ss.   Hearing Date:     January 5, 2001
                                     ss.   Time:    9:00 a.m.


                       ORDER GRANTING DEBTORS' MOTION FOR
                      POST-CONFIRMATION TECHNICAL AMENDMENT
                      -------------------------------------


         CAME ON FOR HEARING in the above-entitled and numbered cause, Debtors' Motion for Post-Confirmation Technical Amendments to the Plan of Reorganization and the Court, having reviewed the pleadings and finding that there are no objections,

         IT IS HEREWITH ORDERED that the Debtors are allowed to amend the Creditors Trust to authorize the Creditors Trustee to purchase assets for the sole purpose of replacement of leased assets, subject to the consent of Lend Lease or its successors and assigns;

         IT IS FURTHER ORDERED that the Creditors Trust is authorized to employ attorneys for the duties set out in the Creditors Trust, provided that Lend Lease or its successors and assigns consents; and





ORDER GRANTING DEBTORS' MOTION
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FOR POST-CONFIRMATION TECHNICAL AMENDMENT - Page 1
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         IT IS FURTHER  ORDERED that those  attorneys will not need to apply for employment through this Court, unless the fees paid by the Creditors Trust to that firm or lawyer exceed $3,000 in any one month, or $15,000 in any one year.

         SIGNED this 18th day of January, 2001.


                                               /s/ Barbara J. Houser
                                            -----------------------------------
                                            BARBARA J. HOUSER, JUDGE
                                            UNITED STATES BANKRUPTCY COURT











ORDER GRANTING DEBTORS' MOTION
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FOR POST-CONFIRMATION TECHNICAL AMENDMENT - Page 2
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